As filed with the Securities and
Exchange Commission on July 12, 1999                        Registration No.___


                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                          --------------------------------

                                      FORM S-8
                               REGISTRATION STATEMENT
                          Under The Securities Act of 1933

                          --------------------------------

                                    U.S. Bancorp
              (Exact name of registrant as specified in its charter)

Delaware                                                     41-0285640
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)
                                  U.S. Bank Place
                              601 Second Avenue South
                             Minneapolis, MN 55402-4302
                (Address of principal executive offices) (Zip Code)

                      BANK OF COMMERCE 1989 Stock Option Plan
                            (As Assumed by U.S. Bancorp)
                              (Full title of the plan)
                          BANK OF COMMERCE 1998 Stock Plan
                            (As Assumed by U.S. Bancorp)
                               (Full title of the plan)

                                 Lee R. Mitau, Esq.
                                    U.S. Bancorp
             601 Second Avenue South Minneapolis, Minnesota 55402-4302
                      (Name and address of agent for service)

                                   (612) 973-1111
           (Telephone number, including area code, of agent for service)

                         ----------------------------------

                          CALCULATION OF REGISTRATION FEE

Title of            Proposed              Proposed
securities          Amount                maximum offering       maximum aggregate        Amount of
being registered    to be registered(1)   price per share (2)    offering price (2)       registration fee
Common Stock
($1.25 par value)   775,915 shares        $33.9375               $26,332,615              $7,321

(1) In addition, pursuant to rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (h) and (c), based upon the average high and low prices of the U.S. Bancorp common stock, as reported on the New York Stock Exchange on July 7, 1999.

                                      PART II.
                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents, which have been filed by U.S. Bancorp (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement, as of their respective dates:

          (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed February 26, 1999;

          (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, as filed May 13, 1999;

          (c) the Company's Current Report on Form 8-K filed January 20, 1999;

          (d) the description of the Company's Common Stock, par value $1.25 per share, contained in Item 1 of the Registration Statement on Form 8-A dated March 19, 1984, as amended in its entirety by that Form 8 Amendment dated February 26, 1993 and that Form 8-A/A-2 dated October 6, 1994, and any amendment or report filed for the purpose of updating such description filed subsequent to the date of this Prospectus and prior to the termination of the offering described herein.

     All documents the Company has filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") subsequent to the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     The description of the Company's capital stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law contains detailed provisions for the indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

     Article Ninth of the Company's Restated Certificate of Incorporation provides that a director shall not be liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under the Delaware statutory provision making directors personally liable for unlawful payment of dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction for which the directors derived an improper personal benefit.

     The Bylaws of the Company provide that the officers and directors of the Company shall be indemnified to the full extent permitted by the Delaware General Corporation Law, as amended from time to time. The Board of Directors has discretion to indemnify any employee of the Company for actions arising by reason of the employee's employment with the Company. Expenses incurred by officers and directors in defending action, suits, or proceedings shall be paid by the Company in advance of any final disposition if such officer or director agrees to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified under Delaware law.

     The Company maintains a standard policy of officers' and directors' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     No securities are to be reoffered or resold pursuant to this Registration Statement.

ITEM 8.  EXHIBITS.

  4.1 Restated Certificate of Incorporation, as amended. (Incorporated by reference to Exhibit 3.1 to the registrant's report on Form 10-Q for the period ended March 31, 1998.)

  4.2 Bylaws of USB, as amended. (Incorporated by reference to Exhibit 3.1 to the report on Form 10-Q for the quarter ended June 30, 1998.)

  4.3     Certificate of Designation and Terms of Term Participating Preferred
          Stock of U.S. Bancorp (Incorporated by reference to Exhibit 4.1 of the Form S-4 filed April 2, 1999)

  4.4 [Pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K, copies of instruments defining the rights of holders of long-term debt are not filed. U.S. Bancorp agrees to furnish a copy thereof to the Securities and Exchange Commission upon request.]

  4.5 Warrant Agreement, dated as of October 2, 1995, between U.S. Bancorp and First Chicago Trust Company of New York, as Warrant Agent and Form of Warrant. (Incorporated by reference to Exhibits 4.18 and 4.19 to Registration Statement on Form S-3, File No. 33-61667.)

  4.6     Warrant Agreement, dated as of November 20, 1990, between Metropolitan
          Financial Corporation and American Stock Transfer and Trust Company, as Warrant Agent; Supplemental Warrant Agreement, dated as of
          January 24, 1995, between U.S. Bancorp and American Stock Transfer and
          Trust Company, as Warrant Agent; and Form of Warrant. (Incorporated by reference to Exhibit 4E to report on Form 10-K for the year ended
          December 31, 1996.)

  4.7 Warrant Agreement, dated as of July 25, 1995, by and between Bank of Commerce and Chemical Mellon Shareholder Services L.L.C. as Warrant
          Agent, and Form of Warrant. (Incorporated by reference to Exhibit 4.6 to the S-3 filed May 3, 1999, File number 333-77635)

  4.8     Stock Purchase Agreement dated as of May 30, 1990, among Corporate
          Partners, L.P.; Corporate Offshore Partners, L.P.; The State Board of
          Administration of Florida and U.S. Bancorp and related documents.
          (Incorporated by reference to Exhibit 4.8-4.15 of the Company's
          Registration Statement on Form S-3, File No. 33-42650)

  5.1 Opinion and consent of Dorsey & Whitney LLP as to legality of the securities being registered.

 23.1     Consent of Dorsey & Whitney LLP  (Included in Exhibit 5.1.)

 23.2     Consent of Ernst & Young LLP (relating to financial statements of U.S.
          Bancorp)

 24.1     Powers of Attorney.

 99.1 Form of Proxy for Annual Meeting of Shareholders of BOC. (Incorporated by reference to Exhibit 99.1 to the registration statement on Form
          S-4, File No. 333-75603, filed April 2, 1999)

 99.2 Articles of Incorporation of BOC. (Incorporated by reference to Exhibit 99.2 to the registration statement on Form S-4, File No.
          333-75603, filed April 2, 1999)

 99.3 Bylaws of BOC, as amended. (Incorporated by reference to Exhibit 99.3 to the registration statement on Form S-4, File No. 333-75603, filed
          April 2, 1999)

 99.4 Opinion of Keefe, Bruyette & Woods, Inc. (Included as Appendix B to the Proxy Statement/Prospectus.) (Incorporated by reference to Exhibit
          99. 4 to the registration statement on Form S-4, File No. 333-75603, filed April 2, 1999)

 99.5 Agreement and Plan of Reorganization dated February 18, 1999, as amended and restated as of March 26, 1999, by and between USB and BOC.
          (Incorporated by reference to Exhibit 2.1 of Form S-4 filed April 2,
          1999, File Number 333-75603) The registrant agrees to furnish a supplemental copy of omitted schedules to the Commission upon request.

ITEM 9.  UNDERTAKINGS.

A.  POST-EFFECTIVE AMENDMENTS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Nothwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any derivation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Fule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  CLAIMS FOR INDEMNIFICATION.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on July 12, 1999.

                            U.S. BANCORP



                            By  /s/ John F. Grundhofer
                                ---------------------------------------------
                                John F. Grundhofer
                                Chairman, President, Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE AND TITLE                                          DATE


         /s/ John F. Grundhofer                                    July 12, 1999
--------------------------------------
  John F. Grundhofer
  Chairman, President, Chief Executive
  Officer, and Director
  (principal executive officer)


      /s/ Susan E. Lester                                          July 12, 1999
--------------------------------------
  Susan E. Lester
  Executive Vice President and
  Chief Financial Officer
  (principal financial officer)


    /s/ Terrance R. Dolan                                          July 12, 1999
--------------------------------------
  Terrance R. Dolan
  Senior Vice President and Controller
  (principal accounting officer)


          *                                                        July 12, 1999
--------------------------------------
  Linda L. Ahlers
  Director


          *                                                        July 12, 1999
--------------------------------------
  Harry L. Bettis
  Director


          *                                                        July 12, 1999
--------------------------------------
  Arthur D. Collins, Jr.
  Director

           *                                                      July 12, 1999
--------------------------------------
  Peter H. Coors
  Director


           *                                                      July 12, 1999
--------------------------------------
  Robert L. Dryden
  Director


           *                                                      July 12, 1999
--------------------------------------
  Joshua Green III
  Director


           *                                                      July 12, 1999
--------------------------------------
  Delbert W. Johnson
  Director


            *                                                     July 12, 1999
--------------------------------------
  Joel W. Johnson
  Director


            *                                                     July 12, 1999
--------------------------------------
  Jerry W. Levin
  Director


           *                                                      July 12, 1999
--------------------------------------
  Edward J. Phillips
  Director


           *                                                      July 12, 1999
--------------------------------------
  Paul A. Redmond
  Director


           *                                                      July 12, 1999
--------------------------------------
  Richard G. Reiten
  Director


           *                                                      July 12, 1999
--------------------------------------
  S. Walter Richey
  Director

           *                                                      July 12, 1999
--------------------------------------
  Warren R. Staley
  Director

* By      /s/ Susan E. Lester
--------------------------------------
              Susan E. Lester
        Pro se and as Attorney-in-Fact

                                    EXHIBIT INDEX

                                                                           Page
                                                                           ----
 4.1   Restated Certificate of Incorporation, as amended. (Incorporated by reference to Exhibit 3.1 to the registrant's report on Form
       10-Q for the period ended March 31, 1998.)

 4.2   Bylaws of USB, as amended.  (Incorporated by reference to Exhibit
       3.1 to the report on Form 10-Q for the quarter ended June 30, 1998.)

 4.3   Certificate of Designation and Terms of Term Participating
       Preferred Stock of U.S. Bancorp. (Incorporated by reference to
       Exhibit 4.1 to the registration statement on Form S-4, File No.
       333-75603, filed April 2, 1999)

 4.4 [Pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K, copies of instruments defining the rights of holders of long-term debt are not filed. U.S. Bancorp agrees to furnish a copy thereof to the Securities and Exchange Commission upon request.]

 4.5   Warrant Agreement, dated as of October 2, 1995, between U.S.
       Bancorp and First Chicago Trust Company of New York, as Warrant
       Agent and Form of Warrant. (Incorporated by reference to Exhibits 4.18 and 4.19 to Registration Statement on Form S-3,
       File No. 33-61667.)

 4.6   Warrant Agreement, dated as of November 20, 1990, between
       Metropolitan Financial Corporation and American Stock Transfer and Trust Company, as Warrant Agent; Supplemental Warrant
       Agreement, dated as of January 24, 1995, between U.S. Bancorp and
       American Stock Transfer and Trust Company, as Warrant Agent; and
       Form of Warrant. (Incorporated by reference to Exhibit 4E to report on Form 10-K for the year ended December 31, 1996.)

 4.7 Warrant Agreement, dated as of July 25, 1995, by and between Bank of Commerce and Chemical Mellon Shareholder Services L.L.C. as
       Warrant Agent, and Form of Warrant. (Incorporated by reference to Exhibit 4.6 to the S-3 filed May 3, 1999, File number 333-77635)

 4.8   Stock Purchase Agreement dated as of May 30, 1990, among
       Corporate Partners, L.P.; Corporate Offshore Partners, L.P.; The
       State Board of Administration of Florida and U.S. Bancorp and related documents. (Incorporated by reference to Exhibit 4.8-4.15 of the Company's Registration Statement on Form S-3, File No. 33-42650

 5.1 Opinion and consent of Dorsey & Whitney LLP as to legality of the securities being registered.

23.1   Consent of Dorsey & Whitney LLP  (Included in Exhibit 5.1.)

23.2   Consent of Ernst & Young LLP (relating to financial statements of
       U.S. Bancorp)

24.1   Powers of Attorney.

99.1   Form of Proxy for Annual Meeting of Shareholders of BOC.
       (Incorporated by reference to Exhibit 99.1 to the registration statement on Form S-4, File No. 333-75603, filed April 2, 1999)

99.2 Articles of Incorporation of BOC. (Incorporated by reference to Exhibit 99.2 to the registration statement on Form S-4, File No.
       333-75603, filed April 2, 1999)

99.3   Bylaws of BOC, as amended.. (Incorporated by reference to Exhibit
       99.3 to the registration statement on Form S-4, File No. 333-75603, filed April 2, 1999)


99.4 Opinion of Keefe, Bruyette & Woods, Inc. (Included as Appendix B to the Proxy Statement/Prospectus.) (Incorporated by reference to
       Exhibit 99.4 to the registration statement on Form S-4, File No.
       333-75603, filed April 2, 1999)

99.5 Agreement and Plan of Reorganization dated February 18, 1999, as amended and restated as of March 26, 1999, by and between USB and BOC. (Incorporated by reference to Exhibit 2.1 of Form S-4 filed
       April 2, 1999, File Number 333-75603) The registrant agrees to furnish a supplemental copy of omitted schedules to the Commission upon request.
